Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the KeyBanc, Credit Suisse and UBS Conferences

Clayton, MO, August 20, 2014 - Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one meetings with investors in Boston at the KeyBanc Capital Markets Basic Materials & Packaging Conference on September 9, and in New York City at the Credit Suisse Basic Materials Conference on September 16 and the UBS Conference on September 23, 2014. In addition, Olin’s senior management will make a formal presentation at the KeyBanc conference at 11:00 A.M. Eastern time and at the Credit Suisse conference at 11:15 A.M. Eastern time.

Copies of the presentation slides for these meetings will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with nine U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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